                                                                     Exhibit 4.1
                                                                     -----------








          =========================================================





                           THE TJX COMPANIES, INC.

                                      TO

                      THE FIRST NATIONAL BANK OF CHICAGO

                                                        TRUSTEE





                                ______________


                                  Indenture

                        Dated as of September 15, 1993








          =========================================================

                     THE TJX COMPANIES, INC.

  Reconciliation and tie between Trust Indenture Act of 1939 and
               Indenture, dated as of
                                      ------------
Trust Indenture
  Act Section                                                              Indenture Section
[SECTION] 310(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
             (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
             (a)(3)     . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (a)(4)     . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (b)        . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
                                                                           7.10
[SECTION] 311(a)        . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
             (b)        . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
             (c)        . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable

[SECTION] 312(a)        . . . . . . . . . . . . . . . . . . . . . . . . .  2.6
             (b)        . . . . . . . . . . . . . . . . . . . . . . . . .  10.3
             (c)        . . . . . . . . . . . . . . . . . . . . . . . . .  10.3

[SECTION] 313(a)(b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . .  7.6
             (b)(2)     . . . . . . . . . . . . . . . . . . . . . . . . .  7.6
             (c)(1)     . . . . . . . . . . . . . . . . . . . . . . . . .  7.6

[SECTION] 314(a)        . . . . . . . . . . . . . . . . . . . . . . . . .  4.8 and 4.9
             (b)        . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (c)(1)     . . . . . . . . . . . . . . . . . . . . . . . . .  10.4
             (c)(2)     . . . . . . . . . . . . . . . . . . . . . . . . .  10.4
             (c)(3)     . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (d)        . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
             (e)        . . . . . . . . . . . . . . . . . . . . . . . . .  10.5
             (f)        . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable

[SECTION] 315(a)        . . . . . . . . . . . . . . . . . . . . . . . . .  7.1
             (b)        . . . . . . . . . . . . . . . . . . . . . . . . .  7.5
                                                                           10.2
             (c)        . . . . . . . . . . . . . . . . . . . . . . . . .  7.1
             (d)        . . . . . . . . . . . . . . . . . . . . . . . . .  7.1
             (e)        . . . . . . . . . . . . . . . . . . . . . . . . .  6.14

[SECTION] 316(a)        . . . . . . . . . . . . . . . . . . . . . . . . .  2.10
             (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . .  6.2

                                                                           6.12
             (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
             (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . .  6.4
             (b)        . . . . . . . . . . . . . . . . . . . . . . . . .  6.8

[SECTION] 317(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . .  6.3
             (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . .  6.4
             (b)        . . . . . . . . . . . . . . . . . . . . . . . . .  2.5

[SECTION] 318(a)        . . . . . . . . . . . . . . . . . . . . . . . . .  10.1

______________

         Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.




                        TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . .  1

  SECTION 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . .  1
  SECTION 1.2  Other Definitions . . . . . . . . . . . . . . . . . . .  8
  SECTION 1.3  Incorporation by Reference of Trust Indenture Act . . .  8
  SECTION 1.4  Rules of Construction . . . . . . . . . . . . . . . . .  8

ARTICLE 2 THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . .  9

  SECTION 2.1  Issuable in Series. . . . . . . . . . . . . . . . . . .  9
  SECTION 2.2  Establishment of Terms of Series of Securities. . . . .  9
  SECTION 2.3  Execution and Authentication. . . . . . . . . . . . . . 11
  SECTION 2.4  Registrar and Paying Agent. . . . . . . . . . . . . . . 12
  SECTION 2.5  Paying Agent to Hold Money in Trust . . . . . . . . . . 12
  SECTION 2.6  Securityholder Lists. . . . . . . . . . . . . . . . . . 12
  SECTION 2.7  Transfer and Exchange . . . . . . . . . . . . . . . . . 13
  SECTION 2.8  Replacement Securities. . . . . . . . . . . . . . . . . 13
  SECTION 2.9  Outstanding Securities. . . . . . . . . . . . . . . . . 13
  SECTION 2.10  Treasury Securities. . . . . . . . . . . . . . . . . . 14
  SECTION 2.11  Temporary Securities . . . . . . . . . . . . . . . . . 14
  SECTION 2.12  Cancellation . . . . . . . . . . . . . . . . . . . . . 14
  SECTION 2.13  Defaulted Interest . . . . . . . . . . . . . . . . . . 14
  SECTION 2.14  Global Securities. . . . . . . . . . . . . . . . . . . 15
  SECTION 2.15  CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 3 REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . 17

  SECTION 3.1  Notice to Trustees. . . . . . . . . . . . . . . . . . . 17
  SECTION 3.2  Selection of Securities to be Redeemed. . . . . . . . . 17
  SECTION 3.3  Notice of Redemption. . . . . . . . . . . . . . . . . . 17
  SECTION 3.4  Effect of Notice of Redemption. . . . . . . . . . . . . 18
  SECTION 3.5  Deposit of Redemption Price . . . . . . . . . . . . . . 18
  SECTION 3.6  Securities Redeemed in Part . . . . . . . . . . . . . . 18

ARTICLE 4 COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 18

  SECTION 4.1  Payment of Principal and Interest . . . . . . . . . . . 18
  SECTION 4.2  Corporate Existence . . . . . . . . . . . . . . . . . . 18

  SECTION 4.3  Maintenance of Properties . . . . . . . . . . . . . . . 19
  SECTION 4.4  Payment of Taxes and Other Claims . . . . . . . . . . . 19
  SECTION 4.5  Limitation Upon Liens . . . . . . . . . . . . . . . . . 19
  SECTION 4.6  Limitation Upon Sale and Leaseback Transactions . . . . 21
  SECTION 4.7  Limitations Upon Permitting Restricted Subsidiaries to
           become
            Non-Restricted Subsidiaries and Non-Restricted Subsidiaries
            to become Restricted Subsidiaries. . . . . . . . . . . . . 21
  SECTION 4.8  Compliance Certificate. . . . . . . . . . . . . . . . . 22
  SECTION 4.9  SEC Reports . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 5 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR
            LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

  SECTION 5.1  Company May Consolidate, Etc., Only on Certain Terms. . 22
  SECTION 5.2  Successor Corporation Substituted . . . . . . . . . . . 23

ARTICLE 6 REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . 23

  SECTION 6.1  Events of Default . . . . . . . . . . . . . . . . . . . 23
  SECTION 6.2  Acceleration of Maturity; Rescission and Annulment. . . 25
  SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by
           Trustee.. . . . . . . . . . . . . . . . . . . . . . . . . . 26
  SECTION 6.4  Trustee May File Proofs of Claim. . . . . . . . . . . . 26
  SECTION 6.5  Trustee May Enforce Claims Without Possession of
           Securities. . . . . . . . . . . . . . . . . . . . . . . . . 27
  SECTION 6.6  Application of Money Collected. . . . . . . . . . . . . 27
  SECTION 6.7  Limitation on Suits . . . . . . . . . . . . . . . . . . 27
  SECTION 6.8  Unconditional Right of Holders to Receive Principal and
           Interest. . . . . . . . . . . . . . . . . . . . . . . . . . 28
  SECTION 6.9  Restoration of Rights and Remedies. . . . . . . . . . . 28
  SECTION 6.10  Rights and Remedies Cumulative . . . . . . . . . . . . 28
  SECTION 6.11  Delay or Omission Not Waiver . . . . . . . . . . . . . 29
  SECTION 6.12  Control by Holders.. . . . . . . . . . . . . . . . . . 29
  SECTION 6.13  Waiver of Past Defaults. . . . . . . . . . . . . . . . 29
  SECTION 6.14  Undertaking for Costs. . . . . . . . . . . . . . . . . 29
  SECTION 6.15  Waiver of Stay or Extension Laws . . . . . . . . . . . 30

ARTICLE 7 TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

  SECTION 7.1  Duties of Trustee . . . . . . . . . . . . . . . . . . . 30
  SECTION 7.2  Rights of Trustee . . . . . . . . . . . . . . . . . . . 31
  SECTION 7.3  Individual Rights of Trustee. . . . . . . . . . . . . . 31


  SECTION 7.4  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . 31
  SECTION 7.5  Notice of Defaults. . . . . . . . . . . . . . . . . . . 31
  SECTION 7.6  Reports by Trustee to Holders . . . . . . . . . . . . . 32
  SECTION 7.7  Compensation and Indemnity. . . . . . . . . . . . . . . 32
  SECTION 7.8  Replacement of Trustee. . . . . . . . . . . . . . . . . 32
  SECTION 7.9  Successor Trustee by Merger, etc. . . . . . . . . . . . 33
  SECTION 7.10  Eligibility; Disqualification. . . . . . . . . . . . . 33
  SECTION 7.11  Preferential Collection of Claims Against Company. . . 33

ARTICLE 8 SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . 34

  SECTION 8.1  Satisfaction and Discharge of Indenture.. . . . . . . . 34
  SECTION 8.2  Application of Trust Funds; Indemnification . . . . . . 35
  SECTION 8.3  Satisfaction, Discharge and Defeasance of Securities of
           any Series. . . . . . . . . . . . . . . . . . . . . . . . . 35
  SECTION 8.4  Defeasance of Certain Obligations . . . . . . . . . . . 37
  SECTION 8.5  Repayment to Company. . . . . . . . . . . . . . . . . . 38

ARTICLE 9 AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . 38

  SECTION 9.1  Without Consent of Holders. . . . . . . . . . . . . . . 38
  SECTION 9.2  With Consent of Holders . . . . . . . . . . . . . . . . 38
  SECTION 9.3  Limitations . . . . . . . . . . . . . . . . . . . . . . 39
  SECTION 9.4  Compliance with Trust Indenture Act . . . . . . . . . . 39
  SECTION 9.5  Revocation and Effect of Consents . . . . . . . . . . . 39
  SECTION 9.6  Notation on or Exchange of Securities . . . . . . . . . 40
  SECTION 9.7  Trustee Protected . . . . . . . . . . . . . . . . . . . 40

ARTICLE 10 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 40

  SECTION 10.1  Trust Indenture Act Controls . . . . . . . . . . . . . 40
  SECTION 10.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . 40
  SECTION 10.3  Communication by Holders with Other Holders. . . . . . 41
  SECTION 10.4  Certificate and Opinion as to Conditions Precedent . . 41
  SECTION 10.5  Statements Required in Certificate or Opinion. . . . . 41
  SECTION 10.6  Rules by Trustee and Agents. . . . . . . . . . . . . . 42
  SECTION 10.7  Legal Holidays . . . . . . . . . . . . . . . . . . . . 42
  SECTION 10.8  Governing Laws . . . . . . . . . . . . . . . . . . . . 42
  SECTION 10.9  No Adverse Interpretation of Other Agreements. . . . . 42
  SECTION 10.10  No Recourse Against Others. . . . . . . . . . . . . . 42
  SECTION 10.11  Duplicate Originals . . . . . . . . . . . . . . . . . 42
  SECTION 10.12  Securities in a Foreign Currency or in ECU. . . . . . 42
  SECTION 10.13  Judgment Currency . . . . . . . . . . . . . . . . . . 43

ARTICLE 11 SINKING FUNDS . . . . . . . . . . . . . . . . . . . . . . . 43

  SECTION 11.1  Applicability of Article . . . . . . . . . . . . . . . 43
  SECTION 11.2  Satisfaction of Sinking Fund Payments with Securities. 44
  SECTION 11.3  Redemption of Securities for Sinking Fund. . . . . . . 44


        Indenture dated as of September 15, 1993, between THE TJX COMPANIES, INC., a Delaware corporation ("Company"), and The First National Bank of Chicago, a national banking association ("Trustee").

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  Definitions.
             ------------

        "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

        "Agent" means any Paying Agent, Registrar or co-registrar.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction referred to in Section 4.6 means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

        "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

        "Bearer" means anyone in possession from time to time of a Bearer Security.

        "Bearer Security" means any Security that does not provide for the identification of the Holder thereof.

        "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

        "Capitalized Lease Obligations" means obligations created pursuant to leases that are required to be shown on the liability side of the balance sheet in accordance with FASB Statement No. 13, "Accounting for Leases," as amended and interpreted, of any successor or comparable accounting standard.

        "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

        "Company Order" means an order by two Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

        "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "consolidated" when used with respect to any of the terms defined herein refers to such terms as reflected in a consolidation of the accounts of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under generally accepted accounting principles) that under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries, after deducting therefrom (i) all liability items except Funded Debt, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, and (iii) all amounts which would be so included on such balance sheet in respect of Investments (less applicable reserves) in Non-Restricted Subsidiaries in excess of the amount of such Investments at July 31, 1993.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

        "corporation" includes corporations, associations, companies and business trusts.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and if at any time there is more than one such person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the securities of such Series.

        "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

        "Dollars" means the currency of the United States of America.

        "ECU" means the European Currency Unit as determined by the Commission of the European Communities.

        "Exempted Debt" means the sum of the following items outstanding as of the date Exempted Debt is being determined: (i) Indebtedness for money borrowed of the Company and its Restricted Subsidiaries incurred after the date of this Indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.5(b), and (ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all Sale and Leaseback Transactions entered into pursuant to Section 4.6(b).

        "Foreign Currency" means any currency issued by a government other than the government of the United States of America.

        "Foreign Government Securities" means with respect to Securities of any series that are denominated in a Foreign Currency, noncallable (i) direct obligations of the government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such government.

        "Funded Debt" of any Person means Indebtedness, whether incurred, assumed or guaranteed, maturing by its terms more than one year from the date of creation thereof or that is extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof; PROVIDED, HOWEVER, that Funded Debt shall not include (i) obligations created pursuant to leases, (ii) any Indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such Indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (iii) any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

        "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.1 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

        "Holder" or "Securityholder" means a person in whose name a Security is registered or the holder of a Bearer Security.

        "Indebtedness" of any Person means indebtedness for borrowed money and indebtedness under purchase money mortgages or other purchase money liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any mortgage, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

        "Indenture" means this Indenture as amended from time to time and shall include the form and terms of particular Series of Securities established or contemplated hereunder.

        "Investment" means and includes any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of the Company or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advances made in connection with the sale to any Subsidiary of accounts receivable of the Company or any Restricted Subsidiary arising from transactions in the ordinary course of business of the Company or any Restricted Subsidiary.

        "Maturity", when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Non-Restricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

        "Officer" means the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

        "Officers' Certificate" means a certificate signed by two Officers or by any Officer and an Assistant Treasurer or Assistant Secretary of the Company.

        "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned by the Company or a Restricted Subsidiary.

        "Operating Property" means all real property and improvements thereon owned by the Company or a Restricted Subsidiary constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center that the Company's Board of Directors declares by resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries. Operating Property is treated as having been "acquired" on the day the Operating Property is placed in operation by the Company or a Restricted Subsidiary after the later of (a) its acquisition from a third party, including a Non-Restricted Subsidiary, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an Operating Property prior to such reconstruction, renovation, remodeling, expansion or improvement).

        "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

        "Responsible Officer" when used with respect to the Trustee, means the chairman or the vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any vice-president, the treasurer, the secretary, any trust officer, any second or assistant vice-president or any officer or assistant officer of the Trustee other than those specifically above mentioned customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

        "Restricted Subsidiary" means any Subsidiary which, subject to Section 4.7, shall be designated by the Board of Directors or by duly authorized officers of the Company as a

Restricted Subsidiary; PROVIDED, HOWEVER, that (a) the Board of Directors or duly authorized officers of the Company may, subject to Section 4.7, designate any Non-Restricted Subsidiary as a Restricted Subsidiary and any Restricted Subsidiary as a Non-Restricted Subsidiary and (b) any Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Non-Restricted Subsidiaries shall be a Non-Restricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Securities" means the debentures, notes or other debt instruments of this Company of any Series authenticated and delivered under this Indenture.

        "Senior Funded Debt" means all Funded Debt of the Company or any other Person, except Subordinated Funded Debt.

        "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

        "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

        "Subordinated Funded Debt" means any unsecured Indebtedness of the Company that is expressly made subordinate and junior in rank and right of payment to the Securities and such other Indebtedness of the Company as may be specified or characterized in the instruments evidencing the Subordinated Funded Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Funded Debt) (the Securities and any other Indebtedness of the Company to which the Subordinated Funded Debt is subordinate and junior being hereinafter in this paragraph called "Superior Debt"), by provisions not substantially more favorable to the holders of the Subordinated Funded Debt than the following:

                (i) In the event of any insolvency or bankruptcy proceedings, any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Debt shall be entitled to receive payment in full of all Principal and interest on all Superior Debt before the holders of the Subordinated Funded Debt are entitled to receive any payment on account of Principal or interest upon the Subordinated Funded Debt, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the Subordinated Funded Debt upon the Superior Debt and the holders thereof with respect to the Subordinated Funded Debt and the holders thereof by a lawful plan or reorganization under applicable bankruptcy or insolvency law) the holders of Superior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Funded Debt, except securities which are subordinate and junior in right of payment to the same extent as the Subordinated Funded Debt to the payment of all Superior Debt (and any securities issued in exchange therefor) then outstanding; (ii) in the event that any Subordinated Funded Debt is declared due and payable before its expressed maturity because of the occurrence of an event of default with respect to such Subordinated Funded Debt (under circumstances when the provisions of the foregoing clause (i) shall not be applicable), the holders of the Superior Debt outstanding at the time such Subordinated Funded Debt became so due and payable because of such occurrence of such an event of default shall be entitled to receive payment in full of all Principal and interest on all Superior Debt before the holders of such Subordinated Funded Debt are entitled to receive any payments on account of the Principal or interest upon such Subordinated Funded Debt except payments at the expressed maturity of such Subordinated Funded Debt, current interest payments as provided in such Subordinated Funded Debt, payments pursuant to any mandatory sinking fund (or analogous provision) in respect of such Subordinated Funded Debt, and payments for the purpose of curing any such event of default; (iii) in the event that (x) there shall have occurred a default in the payment of the principal of or interest on any Superior Debt, or
        (y) there shall have occurred any other event of default with respect to any Superior Debt permitting the holders thereof to accelerate the maturity thereof and if written notice thereof shall have been given to the Company by a holder or holders of such Superior Debt or their representative or representatives or trustee or trustees under any indenture pursuant to which any instruments evidencing any such Superior Debt may have been issued, or (z) the payment hereinafter referred to would itself constitute an event of default with respect to any Superior Debt, then, in any such case, unless or until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company on account of Principal of or interest on any Subordinated Funded Debt (whether pursuant to any sinking fund or otherwise) or on account of the purchase or other acquisition of any Subordinated Funded Debt; and (iv) no holder of Superior Debt or trustee for such holder shall be prejudiced in his or her right to enforce subordination of the Subordinated Funded Debt by any act or failure to act on the part of the Company;



PROVIDED, HOWEVER, that the Subordinated Funded Debt may provide that the foregoing provisions are solely for the purposes of defining the relative rights of the holders of Superior Debt on the one hand, and the holders of the Subordinated Funded Debt on the other hand, and that nothing therein shall impair, as between the Company and the holders of the Subordinated Funded Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the Principal thereof and interest thereon in accordance with its terms, nor shall anything therein prevent the holders of the Subordinated Funded Debt from exercising all remedies otherwise permitted by applicable law or thereunder upon default thereunder, subject to the rights under clauses (i), (ii) and (iii) above of holders of Superior Debt to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Funded Debt; and PROVIDED, FURTHER, that the Subordinated Funded Debt may provide that, insofar as a trustee or paying agent for such Subordinated Funded Debt is concerned, the foregoing provisions shall not prevent the application by such trustee or paying agent of any moneys deposited with such trustee or paying agent for the purpose of the payment of or on account of the principal and interest on such Subordinated Funded Debt if such trustee or paying agent did not have knowledge at the time of such application that such payment was prohibited by the foregoing provisions.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
[SECTION][SECTION]77aaa-77bbbb) as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

        "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which are unconditionally guaranteed by the United States.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Funded Debt and capital stock of which, other than directors' qualifying shares, is owned by the Company and its other Wholly Owned Restricted Subsidiaries.

        "Yield to Maturity" means as the context may require the yield to maturity (i) on a Series of Securities or (ii) if the Securities of a Series are issuable from time to time, on a Security of such Series, calculated at the time of issuance of such Series in the case of clause (i) or at the time of issuance of such Security of such Series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such Series or on such Security, and calculated in accordance with the constant interest method or such other generally accepted financial practice as is specified in the terms of such Security.

SECTION 1.2  Other Definitions.
             ------------------

                   DEFINED IN
  TERM
  ----
                                                                 SECTION
                                                                 -------
"Bankruptcy Law" . . . . . . . . . . . . . . . . . . . .            6.1
"Custodian". . . . . . . . . . . . . . . . . . . . . . .            6.1
"Event of Default" . . . . . . . . . . . . . . . . . . .            6.1
"Exchange Act. . . . . . . . . . . . . . . . . . . . . .           2.14
"Judgment Currency". . . . . . . . . . . . . . . . . . .          10.13
"Legal Holiday". . . . . . . . . . . . . . . . . . . . .           10.7
"Mortgage" . . . . . . . . . . . . . . . . . . . . . . .            4.5
"Market Exchange Rate" . . . . . . . . . . . . . . . . .          10.12
"New York Banking Day" . . . . . . . . . . . . . . . . .          10.13
"Paying Agent" . . . . . . . . . . . . . . . . . . . . .            2.4
"Registrar". . . . . . . . . . . . . . . . . . . . . . .            2.4
"Required Currency". . . . . . . . . . . . . . . . . . .          10.13
"Sale and Leaseback Transaction" . . . . . . . . . . . .            4.6
"Service Agent". . . . . . . . . . . . . . . . . . . . .            2.4

SECTION 1.3  Incorporation by Reference of Trust Indenture Act.
             --------------------------------------------------

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company and any successor obligor upon the Securities.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statue or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

SECTION 1.4  Rules of Construction.
             ----------------------

        Unless the context otherwise requires:

        (1)  a term has the meaning assigned to it;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

        (3)  "or" is not exclusive; and

        (4) words in the singular include the plural, and in the plural include the singular.


                                   ARTICLE 2

                                THE SECURITIES

SECTION 2.1  Issuable in Series.
             -------------------

        The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be provided in a Board Resolution and/or an Officer's Certificate detailing the adoption of the terms thereof pursuant to the Board Resolution or an indenture supplement hereto. In the case of Securities of a Series to be issued from time to time, the Officers' Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest should accrue) are to be determined. Securities may differ between Series, in respect of any matters; provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

SECTION 2.2  Establishment of Terms of Series of Securities.
             -----------------------------------------------

        At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsections 2.2.1 and 2.2.2 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.3 through 2.2.16) by either a Board Resolution or an indenture supplemental hereto (and, to the extent not set forth in such Board Resolution or supplemental indenture, in an Officers' Certificate detailing the adoption of terms pursuant to the Board Resolution):

        2.2.1. the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

        2.2.2. any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8 or 2.11);

        2.2.3. the date or dates on which the Principal of the Securities of the Series is payable;

        2.2.4. the rate or rates and, if applicable, the method used to determine the rate including, but not limited to, any commodity, commodity index, stock exchange index or financial index, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable on any interest payment date;

        2.2.5. the place or places where the Principal of and interest of the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

        2.2.6. the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

        2.2.7. the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        2.2.8. if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

        2.2.9. if other than the Principal amount thereof, the portion of the Principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

        2.2.10. the currency of denomination of the Securities of the Series, which may be Dollars, any Foreign Currency or other composite currency, including but not limited to the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

        2.2.11. the designation of the currency or currencies in which payment of the Principal of and interest on the Securities of the Series will be made, and the designation, if any, of the currency or currencies in which payment of the Principal or interest on the Securities of the Series, at the election of a Holder thereof, may also be payable;

        2.2.12. if the amount of payments of Principal of or interest on the Securities of the Series may be determined with reference to an index based on a currency or currencies other than that in which the Securities are denominated or designated to be payable or determined by reference to a commodity, commodity index, stock exchange index or financial index, the manner in which such amounts shall be determined;

        2.2.13. if the payments of Principal of or interest on the Securities of the Series are to be made in a Foreign Currency other than the currency in which such Securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

        2.2.14. any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture); and

        2.2.15. the forms of the Securities of the Series in Bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities); and

        2.2.16. any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

        All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution or Officers' Certificate referred to above or as set forth in an indenture supplemental hereto, and, unless otherwise provided, the authorized principal amount of any Series may be increased to provide for issuances of additional Securities of such Series.

SECTION 2.3  Execution and Authentication.
             -----------------------------

        Securities shall be executed by an Officer for the Company and attested by the Secretary or an Assistant Secretary. Signatures shall be manual or facsimile. The Company's seal, which may be in facsimile form, shall be reproduced on the Securities.

        If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

        A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution or Officers' Certificate detailing the adoption of terms pursuant to the Board Resolution, upon receipt by the Trustee of a Company Order. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by Board Resolution or indenture supplemental hereto.

        The aggregate principal amount of Securities of any Series outstanding as any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution or Officers' Certificate or indenture supplemental hereto delivered pursuant to Section 2.2, except as provided in
Section 2.8.

        Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution or Officers' Certificate detailing the adoption of terms pursuant to the Board Resolution or an indenture supplemental hereto establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series and (b) an Officers' Certificate complying with Section 10.4.

        The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (A) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (B) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

        The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustees may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.4  Registrar and Paying Agent.
             ---------------------------

        The Company shall maintain, with respect to each Series of Notes, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served ("Service Agent"). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent.

        The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

SECTION 2.5  Paying Agent to Hold Money in Trust.
             ------------------------------------

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of Principal or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.
Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund.

SECTION 2.6  Securityholder Lists.
             ---------------------

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA [SECTION]312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

SECTION 2.7  Transfer and Exchange.
             ----------------------

        Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Securities of the same Series and date of maturity of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registration of transfer and exchanges the Trustee shall authenticate Securities at the Registrar's request. The Company will not make any charge for any registration of transfer or exchange but may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

SECTION 2.8  Replacement Securities.
             -----------------------

        If the Holder of a Security provides evidence satisfactory to the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon a Company Order a replacement Security of the same Series and date of maturity if the Trustee's requirements are met. If required by the Company or the Trustee, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture.

SECTION 2.9  Outstanding Securities.
             -----------------------

        Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

        If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fine purchaser.

        If the Payment Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on a redemption date or Maturity Date money sufficient to pay Securities of a Series payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

        A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

        In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2.

SECTION 2.10  Treasury Securities.
              --------------------

        In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

SECTION 2.11  Temporary Securities.
              ---------------------

        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

SECTION 2.12  Cancellation.
              -------------

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall destroy such cancelled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.13  Defaulted Interest.
              -------------------

        If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.14  Global Securities.
              ------------------

        2.14.1. TERMS OF SECURITIES. An indenture supplemental to the Indenture or a Board Resolution (and, to the extent not set forth in the Board Resolution, in an Officers' Certificate detailing the adoption of terms pursuant to the Board Resolution) shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

        2.14.2. TRANSFER AND EXCHANGE. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in either case, the Company fails to appoint a successor Depository within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an event shall have happened and be continuing which is or after notice or lapse of time or both, would be, an Event of Default with respect to the Securities represented by such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

        Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or by the Depository or any such a nominee to a successor Depository or a nominee of such a successor Depository.

        2.14.3. LEGEND. Any Global Security issued hereunder shall bear a legend in substantially the following form:

                "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository."

        2.14.4. ACTS OF HOLDERS. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

        2.14.5. ACCELERATION. Notwithstanding any provisions to the contrary contained in Section 6.2 of the Indenture and in addition thereto, upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a Series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such Series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Holders, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; PROVIDED, HOWEVER, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 2.14.5.

        2.14.6. CONTROL BY MAJORITY. Notwithstanding any provisions to the contrary contained in Section 6.12 of the Indenture, and in addition thereto, upon receipt by the Trustee of any direction with respect to Securities of a Series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such Series entitled to join in such direction, which record date shall be at the close of business on the date the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Holders, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; PROVIDED, HOWEVER, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the provisions to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 2.14.6.

SECTION 2.15  CUSIP Numbers.
              --------------

        The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE 3

                                  REDEMPTION

SECTION 3.1  Notice to Trustees.
             -------------------

        The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof before maturity at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the scheduled maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

SECTION 3.2  Selection of Securities to be Redeemed.
             ---------------------------------------

        Unless otherwise indicated for a particular Series by Board Resolution or by indenture supplemental hereto (or to the extent not set forth in such Board Resolution or supplemental indenture, in an Officers' Certificate so indicating pursuant to the Board Resolution), if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the

Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.8, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption, including a portion consisting of Securities both bearing the same interest rate and having the same Maturity.

SECTION 3.3  Notice of Redemption.
             ---------------------

        Unless otherwise indicated for a particular Series by Board Resolution or by indenture supplemental hereto, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed and if any Bearer Securities are outstanding, publish on one occasion a notice in an Authorized Newspaper.

        The notice shall identify the Securities of the Series to be redeemed and shall state:

        (1) the redemption date;

        (2) the redemption price;

        (3) the name and address of the Paying Agent;

        (4) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (5) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and

        (6) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.4  Effect of Notice of Redemption.
             -------------------------------

        Once notice of redemption is mailed or published as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

SECTION 3.5  Deposit of Redemption Price.
             ----------------------------

        On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

SECTION 3.6  Securities Redeemed in Part.
             ----------------------------

        Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   COVENANTS

SECTION 4.1  Payment of Principal and Interest.
             ----------------------------------

        The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay the Principal of and interest on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

SECTION 4.2  Corporate Existence.
             --------------------

        Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.3  Maintenance of Properties.
             --------------------------

        The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.4  Payment of Taxes and Other Claims.
             ----------------------------------

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges in excess of $250,000 levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies in excess of $250,000 which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.5  Limitation Upon Liens.
             ----------------------

        (a) The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any mortgage, security interest, pledge, lien or other encumbrance upon any Operating Property or Operating Asset of the Company or any Restricted Subsidiary, whether such Operating Property or Operating Asset is now owned or hereafter acquired (such mortgages, security interests, pledges, liens and other encumbrances being hereinafter called a "Mortgage" or "Mortgages"), without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Indebtedness that the Securities (together with, if the Company shall so determine, any other Indebtedness ranking equally with such Securities other than Securities not having the benefit of this provision) shall be secured equally and ratably with such Indebtedness; PROVIDED, HOWEVER, that the foregoing restrictions shall not prevent, restrict or apply to:

                (i) the giving, within 180 days after the later of the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a "substantial improvement") of such property, and the placing in operation of such property or the placement of such property after the acquisition or completion of any such construction or substantial improvement, of any purchase money Mortgage (including security for bankers acceptances and similar inventory financings in the ordinary course of business and vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) whether occurring prior to or after the date of this Indenture, or the acquiring hereafter of property not theretofore owned by the Company or such Restricted Subsidiary subject to any then existing Mortgage securing Indebtedness (whether or not assumed), including Indebtedness incurred for reimbursement of funds previously expended for any such purpose; PROVIDED, HOWEVER, that in each case (x) such Mortgage is limited to such property, including accretions thereto and any such construction or substantial improvement (or, with respect to bankers acceptances and similar inventory financings in the ordinary course of business, any inventory acquired by the Company or such Restricted Subsidiary during the 180-day period immediately preceding the date of creation of such Mortgage), (y) the principal amount of the Indebtedness being incurred that is secured by such Mortgage shall not exceed the cost of such acquired property, construction or substantial improvement, as the case may be, and (z) the principal amount of the Indebtedness secured by such Mortgage, together with all other Indebtedness to Persons other than the Company or a Restricted Subsidiary secured by Mortgages on such property, shall not exceed the lesser of the total costs of such property, including any such construction or substantial improvement, to the Company or a Restricted Subsidiary or the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by the Company or a Restricted Subsidiary;

                (ii) the giving by the Company or a Restricted Subsidiary of a Mortgage on real property that is the sole security for Indebtedness (w) incurred within three years after the latest of (1) September 15, 1993,
        (2) the date of acquisition of such real property or (3) the date of completion of construction or substantial improvement made thereon by the Company or such Restricted Subsidiary, (x) incurred for the purpose of reimbursing itself for the cost of acquisition and/or the cost of improvement of such real property, (y) the amount of which does not exceed the lesser of the aggregate cost of such real property and improvements or the fair market value thereof, and (z) the holder of which shall be entitled to enforce payment of such Indebtedness solely by resorting to the security therefor, without any liability on the part of the Company or such Restricted Subsidiary for any deficiency;

                (iii) any Mortgage on assets of the Company or any Subsidiary existing on the date of this Indenture or any Mortgage on the assets of a Restricted Subsidiary on the date it became a Subsidiary or any Mortgage on the assets of a Subsidiary that is newly designated a Restricted Subsidiary, if such Mortgage was created while such Subsidiary was a Non-Restricted Subsidiary, and such Mortgage would have been permitted under this Section 4.5(a) if such Subsidiary had been a Restricted Subsidiary at the time such Mortgage was created;

                (iv) any Mortgage incurred in connection with any refunding or extension of Indebtedness secured by a Mortgage permitted under clause
        (i), (ii) or (iii) of this Section 4.5(a), PROVIDED, that the principal amount of the refinancing or extending Indebtedness does not exceed the principal amount of the Indebtedness so refunded or extended and that such Mortgage applies only to the same property or assets subject to the prior permitted Mortgage and fixtures and building improvements thereon (and, if such prior Mortgage was incurred under clause (ii) of this Section 4.5(a), the requirements of subclause (2) thereof are satisfied); or

                (v) any Mortgage given in favor of the Company or any Wholly Owned Restricted Subsidiary of the Company.

        (b) Notwithstanding the provisions of subsection (a) of this Section 4.5, the Company or any Restricted Subsidiary may, in addition to Mortgages permitted by subsection (a) of this Section 4.5, create or assume and renew, extend or replace Mortgages which would otherwise be subject to such subsection
(a), provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 4.6  Limitation Upon Sale and Leaseback Transactions.
             ------------------------------------------------

        (a) Without equally and ratably securing the Securities, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangements with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Operating Property or Operating Asset now owned or hereafter acquired that has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person subsequent to September 15, 1993 with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction") unless the terms of such sale or transfer have been determined by the Board of Directors to be fair and arms' length and the Company or such Restricted Subsidiary applies or causes to be applied an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Operating Property or Operating Asset at the time of such sale or transfer, within 180 days of the closing of such sale or transfer, to the retirement or prepayment (other than any mandatory retirement or prepayment) of Senior Funded Debt of the Company or any Restricted Subsidiary. The foregoing restriction shall not apply to (i) any Sale and Leaseback Transaction for a term of not more than three years including renewals, (ii) in the case of any Operating Property heretofore or hereafter acquired (as the term "acquired" is used in the definition of Operating Property) or any Operating Asset heretofore or hereafter acquired, any Sale and Leaseback Transaction with respect thereto if a binding commitment is entered into with respect to said Sale and Leaseback Transaction within three years after the date when the Operating Property is acquired (as so defined) or 180 days after the later of the date when the Operating Asset is acquired and, if applicable, the date such Operating Asset is first placed in operation, or (iii) any Sale and Leaseback Transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries provided that the lessor shall be the Company or a Wholly Owned Restricted Subsidiary.

        (b) Notwithstanding the provisions of subsection (a) of this Section 4.6, the Company or any Restricted Subsidiary may, in addition to Sale Leaseback Transactions permitted by subsection (a) of this Section 4.6, enter into Sale and Leaseback Transactions without any obligation to retire any Senior Funded Debt of the Company or a Restricted Subsidiary; provided that, at the time of entering into such Sale and Leaseback Transactions, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 4.7 Limitations Upon Permitting Restricted Subsidiaries to become Non-Restricted Subsidiaries and Non-Restricted Subsidiaries to become Restricted Subsidiaries.
             ---------------------------------------------------------------

        (a) The Company will not permit any Restricted Subsidiary to be designated as or otherwise to become a Non-Restricted Subsidiary unless immediately after such Restricted Subsidiary becomes a Non-Restricted Subsidiary, it will not own, directly or indirectly, any capital stock of any other Restricted Subsidiary or any Mortgage on property of any other Restricted Subsidiary.

        (b) The Company will not permit any Non-Restricted Subsidiary that has previously been a Restricted Subsidiary to be designated as a Restricted Subsidiary unless such Non-Restricted Subsidiary shall not, at any time after it ceased to be a Restricted Subsidiary have participated in any sale and leaseback transaction involving any Operating Property or Operating Asset owned by such Subsidiary, the Company or any Restricted Subsidiary (other than in a transaction permitted under Section 4.6 for such Subsidiary if it had been a Restricted Subsidiary at the time), unless the Operating Property or Operating Asset involved in such transaction shall no longer be leased by the Company or any Restricted Subsidiary or such Subsidiary or shall be owned by the Company or a Wholly Owned Restricted Subsidiary;

        (c) Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as a Non-Restricted Subsidiary or a Non-Restricted Subsidiary as a Restricted Subsidiary, or the making of an election by duly authorized officers of the Company to effect any such designation, a copy of such Board Resolution or a written statement as to such designation signed by such officers shall be filed with the Trustee, together with an Officers' Certificate stating that the provisions of this Section 4.7 have been complied with in connection with such designation, and, in case of the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary, setting forth the name of each other Subsidiary (if any) that has become a Non-Restricted Subsidiary as a result of such designation.

SECTION 4.8  Compliance Certificate.
             -----------------------

        The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of the Indenture, and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge. If the Company shall be in Default, the certificate shall describe the Default. The Company shall give notice to the Trustee within 10 business days after a Default under Section 6.1(5) occurs.

SECTION 4.9  SEC Reports.
             ------------

        The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the definitive information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA [SECTION]314(a).

                                   ARTICLE 5

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.1  Company May Consolidate, Etc., Only on Certain Terms.
             -----------------------------------------------------

        The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

        (1) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

        (2) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have happened and be continuing;

        (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby; and

        (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.2  Successor Corporation Substituted.
             ----------------------------------

        Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 6

                                   REMEDIES

SECTION 6.1  Events of Default.
             ------------------

        "Event of Default", wherever used herein with respect to Securities of any Series, means any one of the following events, except the events set forth in clause (5) below, which shall not apply for the benefit of Securities of a Series as to which, pursuant to Section 2.2.14 in the establishing Board Resolution and Officers' Certificate or indentures supplemental hereto, it is provided that such Series shall not have the benefit of said Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1) default in the payment of any interest upon any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days; or

        (2) default in the payment of the Principal of any Security of that Series at its Maturity; or

        (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that Series; or

        (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of Series of Securities other than that Series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (5) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company (including a default with respect to Securities of any Series other than that Series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (including this Indenture), whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the principal amount of the Indebtedness so accelerated, together with the principal amount of all other Indebtedness similarly accelerated, shall be $10,000,000 or more, and such acceleration shall not have been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; PROVIDED, HOWEVER, that, subject to the provisions of Section 7.1, the Trustee shall not be deemed to have knowledge of such defaults unless either (A) a Responsible Officer of the Trustee in its Corporate Trust Office shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

        (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

        (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

        (8) any other Event of Default provided with respect to Securities of that Series.

SECTION 6.2  Acceleration of Maturity; Rescission and Annulment.
             ---------------------------------------------------

        If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the Principal amount (or, if any Securities of that Series are Discount Securities, such portion of the Principal amount as may be specified in the terms of such Securities) of all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 6.1(6) or (7) shall occur, the Principal amount (or specified amount) of all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        At any time after such a declaration of acceleration with respect to any Series had been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

           (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
                (A) all overdue interest on all Securities of that Series,
                (B) the Principal of any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,
                (C) to the extent that payment of such interest is lawful, interest upon any overdue Principal and overdue interest at the rate or rates prescribed therefor in such Securities, and

                (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
        and
                (2) all Events of Default with respect to Securities of that Series, other than the non-payment of the Principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by Trustee.
             ----------------------------------------------------------------

        The Company covenants that if

                (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 60 days, or

                (2) default is made in the payment of Principal of any Security at the Maturity thereof, or

                (3) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for Principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue Principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

        If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4  Trustee May File Proofs of Claim.
             ---------------------------------

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                (i) to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.5  Trustee May Enforce Claims Without Possession of Securities.
             ------------------------------------------------------------

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.6  Application of Money Collected.
             -------------------------------

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of Principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                First:  To the payment of all amounts due the Trustee under
        Section 7.7; and

                Second: To the payment of the amounts then due and unpaid for Principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, respectively.

SECTION 6.7  Limitation on Suits.
             --------------------

        No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

                (2) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 6.8  Unconditional Right of Holders to Receive Principal and Interest.
             -----------------------------------------------------------------

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the Principal of and interest on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9  Restoration of Rights and Remedies.
             -----------------------------------

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10  Rights and Remedies Cumulative.
              -------------------------------

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11  Delay or Omission Not Waiver.
              -----------------------------

        No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12  Control by Holders.
              -------------------

        The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

                (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

SECTION 6.13  Waiver of Past Defaults.
              ------------------------

        The Holders of not less than a majority in Principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default (1) in the payment of the Principal of or interest on any Security of such Series or (2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Security of such Series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.14  Undertaking for Costs.
              ----------------------

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the Principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on or after the redemption date).

SECTION 6.15  Waiver of Stay or Extension Laws.
              ---------------------------------

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.1  Duties of Trustee.
             ------------------

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)  Except during the continuance of an Event of Default:

                (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

        (d) Every provision of this Indenture that in any way related to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

        (e) The Trustee may refuse to perform any duty or exercise any right or power at the request of any Holder unless it receives indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2  Rights of Trustee.
             ------------------

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the written advice of counsel or an Officer's Certificate or an Opinion of Counsel.

        (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.3  Individual Rights of Trustee.
             -----------------------------

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.4  Trustee's Disclaimer.
             ---------------------

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.5  Notice of Defaults.
             -------------------

        If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper notice of a Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security of any Series, the Trustee may withhold the notice if and so long as its Corporate Trust Committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

SECTION 7.6  Reports by Trustee to Holders.
             ------------------------------

        Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the Security Register, and, if any Bearer Securities are outstanding, publish in an Authorized Newspaper, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA [SECTION] 313.

        A copy of each report at the time of its mailing to Security holders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

SECTION 7.7  Compensation and Indemnity.
             ---------------------------

        The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee or an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities of that Series.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8  Replacement of Trustee.
             -----------------------

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to Securities of one or more Series if:

                (1)  the Trustee fails to comply with Section 7.10;

                (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (3) a receiver or public officer takes charge of the Trustee or its property; or

                (4)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

        If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring
Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder of each such Series and if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper.

SECTION 7.9  Successor Trustee by Merger, etc.
             ---------------------------------

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that within one year after such merger, consolidation or transfer of assets the Company may appoint a successor Trustee to replace the Trustee resulting from such merger, consideration or transfer of assets.

SECTION 7.10  Eligibility; Disqualification.
              -----------------------------

        This indenture shall always have a Trustee who satisfies the requirements of TIA [SECTION]310(a)(1), (2) and (5). The Trustee shall at all times be a corporation that is organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA [SECTION]310(b).

SECTION 7.11  Preferential Collection of Claims Against Company.
              --------------------------------------------------

        The Trustee is subject to TIA [SECTION]311(a), excluding any creditor relationship listed in TIA [SECTION]311(b). A trustee who has resigned or been removed shall be subject to TIA [SECTION]311(a) to the extent indicated.

                            ARTICLE 8

                    SATISFACTION AND DISCHARGE

SECTION 8.1  Satisfaction and Discharge of Indenture.
             ----------------------------------------

        This Indenture shall upon Company Order cease to be of further effect (except as to any surviving rights or registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

        (1)  either

                (a) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

                (b) all such Securities not theretofore delivered to the Trustee for cancellation

                (i)   have become due and payable, or

                (ii) will become due and payable at their Stated Maturity within one year, or

                (iii) are to be called for redemption within one year
              under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                (iv) are deemed paid and discharged pursuant to Section 8.3, as applicable.

        and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust in an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of Securities which become due and payable) or to the Stated Maturity or redemption date, as the case may be;

        (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (1) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 8.3, the obligations of the Trustee under Section
8.2 and Section 8.5 shall survive.

SECTION 8.2  Application of Trust Funds; Indemnification.
             ---------------------------------------------

                (a) Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Securities deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Securities deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

                (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Securities deposited pursuant to Sections 8.3 or 8.4 or the interest and Principal received in respect of such obligations other than any payable by or on behalf of Holders.

                (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Securities or money held by it as provided in Sections 8.3 or
        8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Obligations or Foreign Government Securities or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Securities held under this Indenture.

SECTION 8.3  Satisfaction, Discharge and Defeasance of Securities of any Series.
             -------------------------------------------------------------------

        Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2.14, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any such Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of any such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company request, execute proper instruments acknowledging the same), except as to:

                (a) the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the Principal of and each installment of Principal of or interest on the outstanding Securities of such Series on the

        Stated Maturity of such Principal or installment of Principal or
        interest and    (ii) the benefit of any mandatory sinking fund payments
        applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

                (b) the Company's obligations with respect to such Securities of such Series under Sections 2.4, 2.7 and 2.8; and

                (c) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the duties of the Trustee under Section 8.2 and the duty of the Trustee to authenticate Securities of such Series issued on registration of transfer or exchange;

provided that, the following conditions shall have been satisfied:

                (d) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in U.S. dollars, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Securities in the same Foreign Currency, which through the payment of interest and Principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of Principal, (including mandatory sinking fund or analogous payments) of and any interest on all the Securities of such Series on the dates such installments of interest or Principal are due;

                (e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                (f) such provision would not cause any outstanding Securities of such Series then listed on the New York Stock Exchange or other securities exchange to be de-listed as a result thereof;

                (g) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                (i) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                (j) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 8.4  Defeasance of Certain Obligations.
             ----------------------------------

        Unless this Section 8.4 is otherwise specified pursuant to Section
2.2.14 to be inapplicable to Securities of any Series, on and after the 91st day after the date of the deposit referred to in subparagraph (1) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2 (except as to corporate existence), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8,
4.9 and 5.1(3) (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.1) and the occurrence of any event described in clause (5) of Section 6.1 shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

                (1) With reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.3) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in U.S. dollars, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Securities in the same Foreign Currency, which through the payment of interest and Principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of Principal (including mandatory sinking fund or analogous payments) of and any interest on all the Securities of such Series on the dates such installments of interest or Principal are due;

                (2) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                (3) No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                (4) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                (5) the Company shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 8.5  Repayment to Company.
             ---------------------

        The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE 9

                            AMENDMENTS AND WAIVERS

SECTION 9.1  Without Consent of Holders.
             ---------------------------

        The Company and the Trustee may enter into a supplemental indenture to amend this Indenture or the Securities of one or more Series without consent of any Securityholder:

                (1) to cure any ambiguity, defect or inconsistency;

                (2) to comply with Article 5;

                (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                (4) to make any change that does not adversely affect the rights of any Securityholder;

                (5) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

                (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

                (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

SECTION 9.2  With Consent of Holders.
             ------------------------

        The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least 66 2/3% in principal amount of the outstanding Securities of each Series affected by such supplemental indenture, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

        It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.3  Limitations.
             ------------

        Without the consent of each Securityholder affected, an amendment or waiver may not:

                (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                (2) change the rate of or change the time for payment of interest (including default interest) on any Security;

                (3) change the Principal or the Stated Maturity of any Security;

                (4) waive a Default or Event of Default in the payment of the Principal of or interest on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

                (5) make the Security payable in currency other than that stated in the Security;

                (6) make any change in Sections 6.4, 6.7, 6.13, this 9.3, 10.12 or 10.13; or

                (7) waive a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any Securities.

SECTION 9.4  Compliance with Trust Indenture Act.
             ------------------------------------

        Every amendment to this Indenture or the Securities of one or more Series shall be set forth in an indenture supplemental hereto that complies with the TIA as then in effect.

SECTION 9.5  Revocation and Effect of Consents.
             ----------------------------------

        Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

        Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver except as otherwise provided in Section 9.3. In that case the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.


SECTION 9.6  Notation on or Exchange of Securities.
             --------------------------------------

        The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

SECTION 9.7  Trustee Protected.
             ------------------

        The Trustee need not sign any supplemental indenture that adversely affects its rights or the rights of any Holder of any outstanding Series under this Indenture.

                            ARTICLE 10

                          MISCELLANEOUS

SECTION 10.1  Trust Indenture Act Controls.
              -----------------------------

        If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 10.2  Notices.
              --------

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

    if to the Company:

         The TJX Companies, Inc.
         770 Cochituate Road
         Framingham, Massachusetts 01701

         Attention:  General Counsel

    if to the Trustee:

         The First National Bank of Chicago
         One First National Plaza, Suite 0126

         Chicago, Illinois  60670-0126

         Attention:  Corporate Trust Services Division


        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

        If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

        If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3  Communication by Holders with Other Holders.
              --------------------------------------------

        Securityholders of any Series may communicate pursuant to TIA [SECTION] 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA [SECTION] 312(c).

SECTION 10.4  Certificate and Opinion as to Conditions Precedent.
              ---------------------------------------------------

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.5  Statements Required in Certificate or Opinion.
              ----------------------------------------------

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA [SECTION]314(a)(4)) shall comply with the provisions of TIA [SECTION]314(e) and shall include:

                (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                (2) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (3) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.6  Rules by Trustee and Agents.
              ----------------------------

        The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7  Legal Holidays.
              ---------------

        Unless otherwise provided by Board Resolution or indenture supplemental hereto for a particular Series, a "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions or trust companies are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.8  Governing Laws.
              ---------------

        THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

SECTION 10.9  No Adverse Interpretation of Other Agreements.
              ----------------------------------------------

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10  No Recourse Against Others.
               ---------------------------

        All liability described in the Securities of any director, officer, employee or stockholders, as such, of the Company is waived and released.

SECTION 10.11  Duplicate Originals.
               --------------------

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.12  Securities in a Foreign Currency or in ECU.
               -------------------------------------------

        Unless otherwise specified in an Officers' Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including
ECUs), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 10.12, Market Exchange Rate shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; PROVIDED, HOWEVER, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of the ECU shall be Brussels, Belgium, or such other quotations or, in the case of ECUs, rates of exchange as the Trustee, upon consultation with the Company, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

        All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

SECTION 10.13  Judgment Currency.
               ------------------

        The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment

Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York are authorized or required by law, regulation or executive order to close.

                                  ARTICLE 11

                                 SINKING FUNDS

SECTION 11.1  Applicability of Article.
              -------------------------

        The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

        The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

SECTION 11.2  Satisfaction of Sinking Fund Payments with Securities.
              ------------------------------------------------------

        The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and

(2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this
Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, PROVIDED, HOWEVER, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

SECTION 11.3  Redemption of Securities for Sinking Fund.
              ------------------------------------------

        Not less than 60 days (unless otherwise indicated in the Board Resolution or Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 45 days (unless otherwise indicated in the Board Resolution or Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.r



                             THE TJX COMPANIES, INC.


(SEAL)                       By: /s/ Donald G. Campbell
                                -------------------------
                                Name:  Donald G. Campbell
                                Title: Senior Vice President - Finance




                             THE FIRST NATIONAL BANK OF CHICAGO


(SEAL)                       By: /s/ Steven M. Wagner
                                -------------------------
                                Name:  Steven M. Wagner
                                Title: Vice President

STATE OF MASSACHUSETTS  )
                        )  ss.:
COUNTY OF MIDDLESEX     )

        On the 8th day of October, 1993, before me personally came Donald G. Campbell, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of The TJX Companies, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                       /s/ Joan P. Flores
                                       ---------------------------
                                       Joan P. Flores
                                       Notary Public
                                       Commission Expires 01/08/99


STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK               )

        On the 7th day of October, 1993, before me personally came Steven M. Wagner, to me known, who, being by me duly sworn, did depose and say that he is Vice President of The First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                       /s/ C.J. Bertelson
                                       -------------------------------
                                       Official Seal
                                       C.J. Bertelson
                                       Notary Public State of Illinois
                                       My Commission Expires 09/01/97